William Blair 37th Annual Growth Conference June 2017 Exhibit 99.1

Forward Looking Statements This presentation contains “forward-looking” statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the Company’s results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, the Company’s intentions, beliefs or current expectations concerning, among other things, the Company’s results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate and any statements of assumptions underlying any of the foregoing. These statements are based on estimates and information available to us at the time of this presentation and are not guarantees of future performance. These forward-looking statements are based on certain assumptions and are subject to risks and uncertainties, including those described in the “Risk Factors” section and elsewhere in the preliminary prospectus for this offering. You should read the prospectus, including the Risk Factors set forth therein and the documents that the Company has filed as exhibits to the registration statement, of which the prospectus is a part, completely and with the understanding that if any such risks or uncertainties materialize or if any of the relevant assumptions prove incorrect, the Company’s actual results could differ materially from the results expressed or implied by these forward-looking statements. Except as required by law we assume no obligation to update these forward-looking statements publicly, or to update the reasons why actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Safe Harbor

A disruptive innovation in a huge and growing industry A socially responsible, pet health-centric brand built around the contemporary consumer We are redefining what good pet food is in ways that are intuitive to consumers We deliver a value proposition relevant to the average consumer and every class of pet retailer We have a scalable and very difficult to replicate business model Who Is Freshpet?

Freshpet Lives at the Intersection of Two Very Powerful Macro-Trends in CPG Humanization of Pets Fresh, Wholesome, All-Natural Foods

We Operate Differently Delighting consumers with fresh food & our company ideology Environmentally Focused Employee Engagement Community & Consumer Engagement

High Brand Loyalty Alignment with deep pet parent emotional motivations Differentiated Innovative forms, technologies, and appearance Manufacturing Proprietary technology, processes, and infrastructure Freshpet Fridge Branded, company-owned real estate High Capital Intensity and Established Infrastructure Significant Product Differentiation Supply Chain Only refrigerated pet food network in North America Retailer Partners Delivers benefits in traffic, frequency and retailer margins A Difficult Business to Replicate 7

Freshpet Has Seen Significant Growth Over the Past Four Years, Driven by Both Distribution and Same Store Sales Distribution & Sales Growth May 2012 – April 2017 Total US Multi Outlet IRI (4 wk.)

Increasing Repeat Rate & Strong Consumer Affinity

Our Biggest Opportunity Freshpet Rachel Ray Blue Buffalo Purina ONE Cesar Awareness (Aided) 35% 52% 86% 82% 70% Penetration 1.4% 3.6% (dry) ~8% (est) 5.2% (dry) 3.4% (wet) Source: 2016 Brand Tracker, IRI 2016 HH Panel Freshpet Awareness & Penetration are a Key Focus

Key Learning: Time to Shift to Rapid Scaling On trend product Reasonable margins Low awareness / high repurchase rate Ample plant capacity Financial flexibility Established business model Proven marketing program Installed Freshpet Fridge base Opportunity Capacity Capability

Cost Savings Investment in Media Velocity Increase (+Revenue) Distribution Increase (+Revenue) Plant Leverage (Incr. Pounds Produced) SG&A Leverage

Strategy Tactics Result Drive HH Awareness & Penetration TV & Digital Advertising Accelerated Penetration Growth Accelerate Fridge Placements Change Selling Approach Make Freshpet Essential New Fridge Placements Growth Accelerating in 2018 Strengthen Gross Margin Convert From Building to Optimization/Efficiency Drive Yield, Throughput, Reliability Adjusted Gross Margin Grows Several Percentage Pts. by 2020

Growing Into Our Scale *Leverage adjusted for projected inflationary growth of infrastructure Net Sales

Future Economic Model: Profitable in 2018

	FY 2016	FY 2020
Growth Rate	15%	15-20%
Stores	16,609	23,000+
Adj. Gross Margin (1)	49.6%	~52%
Adj. SG&A (2)	43.1%	~33%
Adj. EBITDA Margin	13%	20+%
Media Investment	~6% of sales	~9% of sales
Advertising Payback	1.5 yrs.	--
Free Cash Flow	-$13.9M	~15% of sales

Freshpet FEED THE GROWTH

(1) Gross Margin adjusted for Depreciation and plant start up expense
(2) SG&A adjusted for option expense, CEO transition expense, and warrant expense

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Accelerates growth rate from 13% in Q4 2016 to 20% in Q4 2017 Proven advertising campaign investment drives the growth Strengthens the company’s barriers to entry/competitive advantages Improves the structural economics of the business More quickly absorb the fixed infrastructure costs Increase the adjusted gross margin run rate by 1.5 points by end of 2017 Sets the company up for significantly higher revenue and adjusted EBITDA in 2018 and beyond Year end run rate adjusted EBITDA will be 50% higher Summary The Feed the Growth Plan more rapidly scales the business – creating a stronger and more attractive company in 2018 and beyond